As filed with the Securities and Exchange Commission on December 6, 2010
Registration No. 333 - 136194

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 4 on

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TNFG Corporation
(Exact name of registrant as specified in its charter)

Illinois	6211	75-2375969
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2305 Cedar Springs Rd., Suite 100
Dallas, TX 75201
(214) 954-0324
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Murrey Wanstrath
Chief Financial Officer
TNFG Corporation
2305 Cedar Springs Rd., Suite 100
Dallas, TX 75201
(214) 954-0324
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Mark Kindelin
Barnes & Thornburg LLP
1 North Wacker Drive, Suite 4400
Chicago, IL 60606
(312) 214-8317

                Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

                If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

                If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer, " and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF SECURITIES

                This Post-Effective Amendment No. 4 relates to the Registration Statement filed by TNFG Corporation (formerly Terra Nova Financial Group, Inc.) (the "Company") on Form SB-2 (File No. 333-136194) and is being filed to deregister (i) all unsold shares of outstanding common stock, par value $0.01 per share, of the Company and (ii) all unsold shares of common stock underlying unexercised warrants of the Company registered under the Registration Statement, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 6, 2010.

TNFG Corporation (Registrant)

By: /s/ Bernay Box
Bernay Box Chief Executive Officer

                Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dated indicated:

Signature

/s/ Bernay Box	Date: December 6, 2010
Bernay Box Director and Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Murrey Wanstrath	Date: December 6, 2010
Murrey Wanstrath Director, Chief Financial Officer, and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Charles B. Brewer	Date: December 6, 2010
Charles B. Brewer Director